UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2003

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.                  Other Events.

On October 27, 2003, North American Scientific, Inc. and NOMOS Corporation announced the signing of an Agreement and Plan of Merger, dated as of October 26, 2003, a copy of which is attached as Exhibit 2 to this report.  NOMOS’ largest shareholder, who holds stock representing approximately 40% of the voting control of NOMOS, has entered into a voting agreement in support of the transaction.  A copy of the voting agreement is attached as Exhibit 99.1 to this report.

North American Scientific also issued a press release announcing the transaction, a copy of which is attached as Exhibit 99.2 to this report.

ITEM 7.                  Financial Statements and Exhibits.

(c) Exhibits:

2	Agreement and Plan of Merger by and among North American Scientific, Inc., AM Capital, Inc. and NOMOS Corporation, dated as of October 26, 2003 (certain exhibits and schedules omitted).

The registrant hereby agrees to furnish supplementally to the Commission upon request a copy of any omitted exhibit or schedule contained in the Agreement.

99.1	Voting Agreement (Exhibit 7.17(a)) to the Agreement and Plan of Merger, dated as of October 26, 2003.

99.2	Press Release of North American Scientific, dated October 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: October 27, 2003	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

2	Agreement and Plan of Merger by and among North American Scientific, Inc., AM Capital, Inc. and NOMOS Corporation, dated as of October 26, 2003.

99.1	Voting Agreement (Exhibit 7.17(a)) to the Agreement and Plan of Merger, dated as of October 26, 2003.

99.2	Press Release of North American Scientific, dated October 27, 2003.